UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section13 and 15(d) of the
Securities Exchange Act of l934

March 27, 2008 (March 25, 2008)
Date of report (Date of earliest event reported)

Modigene Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52691	20-0854033
(Commission File Number)	(IRS Employer Identification No.)

3 Sapir Street, Weizmann Science Park, Nes-Ziona, Israel 74140
(Address of Principal Executive Offices) (Zip Code)

(866) 644-7811
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2008, Modigene Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Frost Gamma Investments Trust (the “Frost Trust”), Jane Hsiao, M.B.A., Ph. D., Steven D. Rubin, and Subbarao Uppaluri (collectively, the “Investors”). Dr.Phillip Frost, the Chairman of our board of directors, is the sole trustee of the Frost Trust. Frost Gamma, L.P. is the sole and exclusive beneficiary of the Frost Trust, and Dr. Frost is one of two limited partners of Frost Gamma, L.P. The general partner of Frost Gamma, L.P. is Frost Gamma, Inc. and the sole stockholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr.Frost is the sole stockholder of Frost-Nevada Corporation. Dr. Hsiao and Mr. Rubin are also directors of Modigene.

The Securities Purchase Agreement provides that the Company will sell to the Investors, and the Investors will purchase from the Company, 800,000 shares of Series A preferred stock, $0.00001 par value per share (the “Series A Preferred Stock”), at $2.50 per share, for an aggregate purchase price of $2,000,000. Of the 800,000 shares of Series A Preferred Stock purchased under the Securities Purchase Agreement, the Frost Trust purchased 632,000 shares for $1,580,000, Dr. Hsiao purchased 152,000 shares for $380,000 and Mr. Rubin purchased 8,000 shares for $20,000.

The rights and preferences of the Series A Preferred Stock are described in Item 3.03 below.

On March 25, 2008, the Company also entered into a line of credit with The Frost Group, LLC, as described under Item 2.03 below.

A copy of a Press Release, dated March 27, 2008, issued by the Company relating to the issuance of the Series A Preferred Stock and the entry into the line of credit is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On March 25, 2008, simultaneously with the closing of the transaction under the Securities Purchase Agreement, the Company entered into a Credit Agreement and a Note and Security Agreement with The Frost Group, LLC (“TFG”), a Florida limited liability company whose members include the Frost Trust, Dr. Hsiao and Mr. Rubin.

Under this line of credit, the Company may, at its discretion, borrow up to $10,000,000, which proceeds may be used for working capital or general corporate purposes of the Company, as approved by our board of directors. The maturity date for the line of credit is March 25, 2009, unless (i)the Company has borrowed any funds under the line of credit prior to March 25, 2009, or (ii)the Company elects to extend the line of credit. In either of such events the maturity date will be extended until March 25, 2013. Upon the maturity date, as the same may be extended, the Company is obligated to repay to TFG all outstanding borrowings, together with any accrued interest, and the line of credit will terminate. The Company is obligated to pay interest on outstanding borrowings under the line of credit at a 10% annual rate. In the event the Company determines to draw on the line of credit, or the Company elects to extend the maturity date until March 25, 2013, the Company will issue to TFG 5-year warrants (the “TFG Warrants”) to purchase 1,500,000 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), having an exercise price of $0.99 per share.

Item 3.02 Unregistered Sales of Equity Securities.

(a) On March 25, 2008, the Company issued 800,000 shares of the Series A Preferred Stock as described in Item 1.01 above. In addition, the Company may become obligated to issue the TFG Warrants as described in Item 2.03 above. The terms of conversion of the Series A Preferred Stock are described in Item 3.03 below, and the terms of exercise of the TFG Warrants are described in Item 2.03 above.

None of the Series A Preferred Stock, the TFG Warrants or the Common Stock issuable in connection with any conversion of the Series A Preferred Stock or exercise of the TFG Warrants will be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and will be issued to the Investors pursuant to the exemption from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission. No general solicitation was made by us or any person acting on our behalf with respect to the issuance of the Series A Preferred Stock to the Investors or with respect to the issuance of the TFG Warrants to TFG. The Series A Preferred Stock and the TFG Warrants are being issued pursuant to transfer restrictions, and the certificates for shares of Series A Preferred Stock and any warrant certificate representing the TFG Warrants will contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration. Each of the Investors and TFG is an “accredited investor,” as that term is defined by Rule 501 of Regulation D under the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

(a) In connection with the Securities Purchase Agreement described in Item 1.01 above, the Company has approved the designation of 800,000 shares of its preferred stock as the Series A Preferred Stock. The following is a summary of material provisions of the Series A Preferred Stock, the terms of which are set forth in detail in the Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designations”) filed with the Secretary of State of the State of Nevada upon the consummation of the transactions under the Securities Purchase Agreement. The Certificate of Designations is attached to this Report as Exhibit 4.1.

Right to Convert. Each holder of shares of Series A Preferred Stock shall be entitled, at the option of such holder, to convert all, but not less than all, of the shares of Series A Preferred Stock then held by such holder, at any time and from time to time beginning on March 1, 2009 and ending at 5:00 p.m., Eastern time, on March 25, 2012 (the “Conversion Deadline”), without the payment of any additional consideration, into Common Stock at the applicable conversion price discussed below.

Automatic Conversion. If any holder of shares of Series A Preferred Stock has not exercised his, her or its right to convert the shares of Series A Preferred Stock then held by such holder on or prior to the Conversion Deadline, then at the Conversion Deadline all such shares of Series A Preferred Stock will automatically convert, without the payment of any additional consideration, into Common Stock at the applicable conversion price discussed below.

Conversion Ratio. Each holder of Series A Preferred Stock may, at such holder’s option, convert all, but not less than all, of his shares of Series A Preferred Stock into shares of our Common Stock, at any time and from time to time, without the payment of any additional consideration. Each share of Series A Preferred Stock is convertible into our Common Stock based upon a conversion ratio equal to (x) the $2.50, divided by (y) the conversion price in effect at the time of conversion, which conversion price is subject to adjustment as set forth below. The conversion price will initially be $2.50. Accordingly, the initial conversion ratio will be one share of Common Stock for one share of Series A Preferred Stock.

The conversion price will change in the event that a Market Capitalization Contingency occurs. A “Market Capitalization Contingency” shall occur if the aggregate market value of the Common Stock, obtained by multiplying (a) the number of shares of Common Stock outstanding (on a fully-diluted basis, as follows: taking into account the shares of Common Stock issuable upon the exercise of all outstanding warrants and other convertible securities or instruments issued by the Company, but excluding all shares of capital stock issued, issuable or reserved for issuance pursuant to or under the Company’s 2005 Stock Incentive Plan and the Company’s 2007 Equity Incentive Plan and excluding the shares of Common Stock issuable upon conversion of the Series A Preferred Stock), by (b) the closing sale price of a share of Common Stock, as reported on the over-the-counter bulletin board, or, if the Common Stock has been admitted to trading on a nationally recognized stock exchange or market quotation system (including, without limitation, the American Stock Exchange), as reported on such exchange or market quotation system, shall, during any forty-five (45) trading days within any consecutive ninety (90) day period, equal or exceed one hundred fifty million dollars ($150,000,000.00). Upon a Market Capitalization Contingency, the number of shares of Common Stock into which the outstanding Series A Preferred Stock is convertible shall be determined by dividing (x) 2.50, by (y) $0.50 (the “Market Cap Conversion Price”). Accordingly, the initial conversion ratio using the Market Cap Conversion Price will be five shares of Common Stock for one share of Series A Preferred Stock. The Basic Conversion Price and the Market Cap Conversion Price may be referred to herein as the “Conversion Price.” The Conversion Price may be adjusted as set forth below.

Adjustments to the Conversion Ratio. In the event of the subdivision of our Common Stock (by forward stock split, stock dividend or other similar occurrence) into a greater number of shares of Common Stock, and no equivalent subdivision or increase is made with respect to the Series A Preferred Stock, the Conversion Price that in effect will be proportionately decreased. In the event of the combination (by reverse stock split or otherwise) or consolidation of our Common Stock into a lesser number of shares of Common Stock, and no equivalent combination or consolidation is made with respect to the Series A Preferred Stock, the conversion ratio then in effect will be proportionately increased. In the event of the issuance of rights or warrants to holders of Common Stock entitling them to subscribe for or purchase Common Stock, or the distribution of capital stock (other than shares of Common Stock) to holders of Common Stock, evidences of indebtedness of the company, assets, rights or warrants to subscribe for or purchase any securities, the holders of Preferred Stock will be entitled to receive, upon any conversion, the amount of the securities, assets, rights or warrants that they otherwise would have received had the Preferred Stock been converted at the time of such. issuance. Upon receipt of such issuance or distribution, no adjustment shall be made in the Conversion Price.

In the event of any capital reorganization or reclassification of our Common Stock (other than as a result of a stock dividend, subdivision, combination of shares or any other event described in the immediately preceding paragraph), or any sale or merger of our Company effected in such a way that holders of Common Stock become entitled to receive capital stock, other securities or property with respect to or in exchange for shares of Common Stock, the holders of Series A Preferred Stock will be entitled to receive, upon any conversion, the kind and number of shares of capital stock, other securities or property to which such holders of Series A Preferred Stock would have been entitled had they held the number of shares of Common. Stock into which the shares of Series A Preferred Stock then convert.

Automatic Conversion upon Certain Reorganizations, Mergers, etc. If there is any reorganization, recapitalization, consolidation, sale or merger involving the Company (i) that results in the stockholders of the Company immediately prior to such transaction owning less than 50% of the outstanding voting securities of the Company (or the surviving company in a merger) or (ii) in which transaction the Company is valued at at least one hundred fifty million dollars ($150,000,000.00) (in either case, a “Market Cap Transaction”) in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for capital stock, other securities or property with respect to or in exchange for shares of Common Stock, then, immediately prior to any such Market Cap Transaction, all outstanding shares of Series A Preferred Stock will, without any further action by the Company or any holder of Series A Preferred Stock, automatically be converted into Common Stock at the then-applicable Market Cap Conversion Price, assuming a Market Capitalization Contingency had occurred, such that, upon the conversion or exchange of Common Stock in connection with such Market Cap Transaction, each holder of Series A Preferred Stock will be entitled to receive the kind and number of shares of capital stock, other securities or property to which such holders of Series A Preferred Stock are entitled taking into account such conversion of the Series A Preferred Stock as provided herein.

Treatment of the Series A Preferred Stock in the Event of Certain Mergers or Reorganizations, etc. If there is any reorganization, recapitalization, consolidation, sale or merger involving the Company that is not a Market Cap Transaction (a “Basic Transaction”) in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for capital stock, other securities or property with respect to or in exchange for shares of Common Stock, then, immediately prior to any such Basic Transaction, all outstanding shares of Series A Preferred Stock will, as applicable: (i) remain outstanding if the Company is the surviving Company in such Basic Transaction, or (ii) be converted into shares of preferred stock of the surviving corporation in such Basic Transaction (if not the Company), with such shares of preferred stock to have the same powers, preferences and rights and relative, participating optional or other rights, preferences, restrictions and other matters relating to such series of preferred stock as provided herein

Fractional Shares. No fractional shares of Common Stock will be issued upon the conversion of the Series A Preferred Stock. Instead, all shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated and then will be rounded up to the nearest whole share. We will not pay any cash adjustment for fractional shares.

Voting Rights. The holders of Series A Preferred Stock (and the holders of any other class or series of preferred stock that may have similar voting rights) will vote on an as-if-converted basis with the holders of our Common Stock and any other class or series of preferred stock or Common Stock that by its terms, votes on an as-if-converted basis with the holders of our Common Stock on all matters to be voted on by stockholders of our company, subject to the provisions of the Nevada Revised Statutes. In addition, the holders of the Series A Preferred Stock shall vote as a separate class when required by Nevada law.

Dividends. Dividends will be payable only if, when and as declared by our Board of Directors, and, if declared, any such dividends will be non-cumulative. Such dividends, if any, will be paid out of, and to the extent of, any assets legally available therefor. No dividends will be declared or paid on the Common Stock, unless a dividend, payable in the same consideration or manner, is simultaneously declared or paid, as the case may be, on each share of Series A Preferred Stock.

Liquidation. In the event of any liquidation, dissolution or winding-up of our company (each, a “Liquidation”), whether voluntarily or involuntarily, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed pro rata among the holders of the Series A Preferred Stock (based upon the number of shares of Common Stock that such holders would have the right to acquire upon conversion of the Series A Preferred Stock at the Market Cap Conversion Price, assuming a Market Capitalization Contingency had occurred), the Common Stock and any other classes entitled to participate with Common Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the capital stock held by them as of the date of such Liquidation.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

4.1	Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (filed herewith)

10.1	Securities Purchase Agreement among Modigene Inc., Frost Gamma Investments Trust, Jane Hsiao, Steven D. Rubin and Subbarao Uppaluri (filed herewith)

10.2	Credit Agreement between Modigene Inc. and The Frost Group, LLC (filed herewith)

Exhibit No.	Description
10.3	Note and Security Agreement between Modigene Inc. and The Frost Group, LLC (filed herewith)

99.1	Press Release, dated March 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIGENE INC.

(Registrant)

Date: March 27, 2008	By:	/s/ Shai Novik
Name: Shai Novik
Title: President

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

10.1	Securities Purchase Agreement among Modigene Inc., Frost Gamma Investments Trust, Jane Hsiao, Steven D. Rubin and Subbarao Uppaluri

10.2	Credit Agreement between Modigene Inc. and The Frost Group, LLC

10.3	Note and Security Agreement between Modigene Inc. and The Frost Group, LLC

99.1	Press Release, dated March 27, 2008.